The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA











October 5 2006
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
each representing one
hundred Ordinary
Shares of Aluminum
Corporation of China
Limited
 (Form F6 File No. 33314070)



Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised ratio for Aluminum
Corporation of China Limited.

The Prospectus has been revised to reflect the new ratio and has been overstampted with

Effective October 10 2006 the Companys
American Depositary Share (ADS) Ratio
Changed from 1100 (One ADS
representing One Hundred Ordinary
Share) to 125 (One ADS representing
Twenty Five Ordinary Shares).

Please contact me with any questions or
comments at 212 8155009


Thomas Divivo
Vice President
The Bank of New York  ADR Division

Encl.

CC Paul Dudek Esq. (Office of International
Corporate Finance)